As Filed with the Securities and Exchange Commission on May 20, 2014

Registration No. 333-________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ORIENT PAPER, INC.

(Exact Name of Registrant as Specified in its Charter)

Nevada (State or other jurisdiction of incorporation or organization)	20-4158835 (I.R.S. Employer Identification Number)

Science Park, Juli Road
Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550
011- (86) 312-8698215

(Address including zip code and telephone number, including area code, of registrant’s principal executive offices)

Zhenyong Liu
Chief Executive Officer
Orient Paper, Inc.
Science Park, Juli Road,
Xushui County, Baoding City
Hebei Province, The People’s Republic of China 072550
011- (86) 312-8698215

(Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

Jack I. Kantrowitz
DLA Piper LLP (US)
1251 Avenue of the Americas
New York, NY 10020
Telephone (212) 335-4845
Facsimile (212) 884-8645

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (do not check if a smaller reporting company)	Smaller reporting company ☒

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit	Proposed maximum aggregate offering price (2)	Amount of registration fee(3)
Common stock, par value $0.001 per share	—	—	—	—
Warrants(4)	—	—	—	—
Debt Securities(5)	—	—	—	—
Units(6)	—	—	—	—
Total			$10,000,000	$1,288

(1)	There are being registered hereunder such indeterminate number of shares of common stock, such indeterminate number of warrants and such indeterminate number of units as shall have an aggregate initial offering price not to exceed $10,000,000. The securities registered also include such indeterminate numbers of common stock as may be issued upon exercise of warrants, or pursuant to the antidilution provisions of such warrants.

(2)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $10,000,000.

(3)	Calculated pursuant to Rule 457(o) under the Securities Act. The total amount is being paid herewith.

(4)	Includes warrants to purchase common stock.

(5)	If any debt securities are issued with an original issue discount, the offering price of such debt securities shall be such greater amount as shall result in an aggregate maximum offering price not to exceed $10,000,000 or the equivalent thereof in one or more other currencies, currency units or composite currencies, less the dollar amount of any securities previously issued hereunder.

(6)	Any of the securities registered hereunder may be sold separately, or as units with other securities registered hereby. We will determine the proposed maximum offering price per unit when we issue the above listed securities. The proposed maximum per unit and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered under this registration statement and is not specified as to each class of security pursuant to General Instruction II.D of Form S-3 under the Securities Act.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement relating to these securities that has been filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

 Subject to Completion, dated May 20, 2014

PROSPECTUS

$10,000,000

Orient Paper, Inc.

Common Stock
Warrants

Debt Securities
Units

We may from time to time, in one or more offerings at prices and on terms that we will determine at the time of each offering, sell common stock, warrants debt securities, or a combination of these securities, or units for an aggregate initial offering price of up to $10,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add, update, or change information contained in this prospectus. You should carefully read this prospectus and the applicable prospectus supplement as well as the documents incorporated or deemed to be incorporated by reference in this prospectus before you invest.

Our common stock is currently traded on the NYSE MKT under the symbol “ONP.” On May 16, 2014, the last reported sales price for our common stock was $2.35 per share. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75.0 million, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period.

We may sell the securities directly to you, through agents we select, or through underwriters and dealers we select, on a continuous or delayed basis. If we use agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

The securities offered by this prospectus involve a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus in the applicable prospectus supplement. We may include additional risk factors in an applicable prospectus supplement under the heading “Risk Factors.” You should review that section of the prospectus supplement for a discussion of matters that investors in our securities should consider.

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated                        , 2014

You should rely only on the information contained in this prospectus and the documents incorporated by reference in this prospectus. We have not provided, and we have not authorized anyone else to provide, different information to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus does not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You should not assume that the information contained in this prospectus or any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document. Neither the delivery of this prospectus nor any distribution of securities pursuant to this prospectus shall, under any circumstances, create any implication that there has been no change in the information set forth or incorporated by reference into this prospectus or in our affairs since the date of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one of more offerings up to a total dollar amount of proceeds of $10,000,000. This prospectus provides you with a general description of the securities that we may offer and the manner in which the securities may be offered. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus or in documents incorporated by reference in this prospectus. The prospectus supplement may also include a discussion of certain United States federal income tax consequences and any risk factors or other special considerations applicable to those securities. To the extent that any statement that we make in a prospectus supplement is inconsistent with statements made in this prospectus or in documents incorporated by reference in this prospectus, you should rely on the information in the prospectus supplement. You should carefully read both this prospectus and any prospectus supplement together with the additional information described under “Where You Can Find More Information” before investing.

The terms “Orient Paper,” the “Company,” “we,” “our” or “us” in this prospectus refer to Orient Paper, Inc., a Nevada corporation, and its subsidiaries and variable internal entities, unless the context requires otherwise.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus includes and incorporates forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements, other than statements of historical facts, included or incorporated in this prospectus regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including, without limitation, the following:

•	the effect of political, economic, and market conditions;

•	regulatory changes that affect our business;

•	the availability of funds and working capital;

•	the actions and initiatives of current and potential competitors;

•	investor sentiment;

•	our reputation; and

•	other factors, including those described in this prospectus under the heading “Risk Factors,” as well as factors set forth in other filings we make with the SEC.

Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

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ABOUT ORIENT PAPER

Overview

We are a leading manufacturer and distributor of diversified paper products in North China. We engage mainly in the production and distribution of packaging and printing paper products such as corrugating medium paper, offset printing paper, digital photo paper and other paper and packaging related products.

Our Products

Corrugating medium paper. Corrugating medium paper is used in the manufacturing of corrugated cardboards. After the launch of our new 360,000 tonnes/year PM6, corrugating medium paper becomes a major product of the Company and comprises approximately 78% of our total paper production quantities and roughly 64% of our total revenue for the year ended December 31, 2013. Raw materials used in the production of corrugating medium paper include recycled paper board (or Old Corrugated Cardboard, “OCC”) and certain supplementary agents. In January 2013, we removed PM1, which was previously used to produce corrugating medium paper, from production. We are currently in the process of renovating and converting PM1. We expect PM1 to produce up to 50,000 tonnes/year of insulation liner paper upon the completion of the renovation, which is scheduled for the second quarter of 2014. We currently have only one production line (PM6) that produces corrugating medium paper.

Offset printing paper. Offset printing paper is used for offset printing. Our medium-grade offset printing paper comprises approximately 21% of our total paper production quantities and approximately 32% of our total sales revenue for the year ended December 31, 2013. The offset printing paper we manufacture is typically coated and brightened. Raw materials used in the production of offset printing paper may include recycled white scrap paper, wood pulp, fluorescent whitening agent, sizing agent and pulvis talc. We have not produced any high-grade offset printing paper and have not used wood pulp as a source of raw material since the fourth quarter of year 2009. We currently have two production lines, PM2 and PM3 for the production of offset printing paper.

Digital photo paper. Starting in March 2010, we began producing digital photo papers that are cast-coating, and water-proof. These digital photo papers are sold to printing companies and paper distributors, who eventually sell to advertising companies and printing companies which use photo-quality paper for multiple-color printing or local photo studios for production of special event printouts or personal home printing use. Our digital photo paper comprises approximately 1% of our total paper production quantities and approximately 4% of our total sales revenue for the year ended December 31, 2013. We have two photo paper coating lines, PM4 and PM5, that produce digital photo paper products.

Our Customers and Market

We generally sell our products to companies making corrugated cardboards (in the case of our packaging products like corrugating medium paper) and to printing companies (in the case of our printing paper products). We also sell digital photo paper mainly to distributors and advertising/printing companies. Our primary market has been the region of North China, especially in the province of Hebei. We target corporate customers in the middle range of the marketplace, where products such as corrugating medium paper and mid-grade offset printing paper with reasonable quality and competitive pricing have potential for high volume growth.

Company Information

Our principal executive offices are located at Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China. Our telephone number is (86) 312-869-8215. Our website is located at http://www.orientpaperinc.com. Information contained on, or that can be accessed through, our website in not part of this prospectus.

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RISK FACTORS

Investing in our securities involves a high degree of risks. Before making an investment decision, you should carefully consider the risks described under “Risk Factors” in the applicable prospectus supplement and in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus and any applicable prospectus supplement, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risk factors, and you may lose all or any part of your investment.

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USE OF PROCEEDS

Unless otherwise indicated in a prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for various business purposes, including short-term debt repayments, capital expenditures, working capital, and other general corporate purposes.

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DESCRIPTION OF SECURITIES

We may offer, from time to time, in one or more offerings, up to $10,000,000 of the following securities:

•	common stock

•	warrants;

•	debt securities; or

•	units comprised of common stock and warrants.

The aggregate offering price of the offered securities that we may issue will not exceed $10,000,000. This prospectus contains a summary of the general terms of the various securities that we may offer. The prospectus supplement relating to the offer and sale of any particular securities will describe the specific terms of those securities, which may be in addition to or different from the general terms summarized in this prospectus. Because the summary in this prospectus and in any prospectus supplement does not contain all of the information that you may find useful, you should read the documents relating to the securities that are described in this prospectus or in any applicable prospectus supplement. Please read “Where You Can Find More Information” to find out how you can obtain a copy of those documents.

The applicable prospectus supplement will also contain the terms of a given offering, the initial offering price and our net proceeds. Where applicable, a prospectus supplement will also describe any material United States federal income tax consequences relating to the securities offered and indicate whether the securities offered are or will be quoted or listed on any quotation system or securities exchange.

DESCRIPTION OF COMMON STOCK

We are authorized to issue up to 500,000,000 shares of common stock, $0.001 par value per share. As of May 16, 2014, we had approximately 18,753,900 shares of common stock issued and outstanding.

General

Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by their holders at meetings of the stockholders.

Holders of our common stock:

(i)	have equal ratable rights to dividends from funds legally available therefore, if declared by the Board of Directors;

(ii)	are entitled to share ratably in all our assets available for distribution to holders of common stock upon our liquidation, dissolution or winding up;

(iii)	do not have preemptive, subscription or conversion rights; and

(iv)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of our stockholders.

The holders of shares of our common stock do not have cumulative voting rights, which means that the holder or holders of more than fifty percent (50%) of outstanding shares voting for the election of directors can elect all of our directors if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of the our directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Empire Stock Transfer Inc., 859 Whitney Mesa Dr., Henderson, NV 89014.

Listing

Our common stock is currently traded on the NYSE MKT under the symbol “ONP”.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock. Warrants may be issued independently or together with shares of common stock, and may be attached to or separate from the common stock. We will issue each series of warrants under a separate warrant agreement to be entered into between us and the party or parties named therein which may include a warrant agent named in the warrant agreement and the related prospectus supplement. The warrant agent, if any, will act solely as our agent in connection with the warrants of that series and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. This summary of some provisions of the securities warrants is not complete. You should refer to the securities warrant agreement, including the forms of securities warrant certificate representing the securities warrants, relating to the specific securities warrants being offered for the complete terms of the securities warrant agreement and the securities warrants. The securities warrant agreement, together with the terms of the securities warrant certificate and securities warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The applicable prospectus supplement relating to the offering of warrants or units will describe the terms of the warrants being offered and will include, as applicable, some or all of the following:

•	The title of the warrants;

•	The aggregate number of the warrants;

•	The price or prices at which the warrants will be issued;

•	The designation, amount and terms of the offered securities purchasable upon exercise of the warrants;

•	if applicable, the date on and after which the warrants and the offered securities purchasable upon exercise of the warrants will be separately transferable;

•	The terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	Any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	The price or prices at which and currency or currencies in which the offered securities purchasable upon exercise of the warrants may be purchased;

•	The date on which the right to exercise the warrants shall commence and the date on which the right shall expire;

•	The minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	if appropriate, a discussion of Federal income tax consequences; and

•	Any other material terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the form of the applicable warrant agreement, which will be filed with the SEC.

Warrants will be offered and exercisable for U.S. dollars only. Warrants will be issued in registered form only.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any securities warrants to purchase common stock, holders of the warrants will not have any of the rights of holders of the common stock purchasable upon exercise, including in the case of securities warrants for the purchase of common stock, the right to vote or to receive any payments of dividends on the common stock purchasable upon exercise.

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DESCRIPTION OF DEBT SECURITIES

This section describes the general terms and provisions of the debt securities that we may offer using this prospectus and the related indenture. This section is only a summary and does not purport to be complete. Unless otherwise specified in the applicable prospectus supplement, the debt securities will be issued under an indenture between the trustee named in the applicable prospectus supplement (the “indenture”) and us. You must look to the relevant form of debt security and the related indenture for a full understanding of all terms of any series of debt securities. The form of debt security and the related indenture have been or will be filed or incorporated by reference as exhibits to the registration statement of which this prospectus is a part.

A prospectus supplement will describe the specific terms of any particular series of debt securities offered under that prospectus supplement and any special considerations, including tax considerations, applicable to investing in those debt securities. In some instances, certain of the precise terms of debt securities you are offered may be described in a further prospectus supplement, known as a pricing supplement. If information in a prospectus supplement is inconsistent with the information in this prospectus, then the information in the prospectus supplement will apply and, where applicable, supersede the information in this prospectus.

The amount of debt securities we may offer using this prospectus will be limited to the amount of securities described on the cover of this prospectus that we have not already issued or reserved for issuance. We may also issue debt securities pursuant to the related indentures in transactions that are exempt from the registration requirements of securities laws. We will not consider those debt securities in determining the aggregate amount of securities issued under this prospectus.

General

The debt securities that we may offer by this prospectus consist of notes, debentures or other evidences of indebtedness. Any debt securities that we offer and sell will be our direct obligations. Debt securities may be issued in one or more series. All debt securities of any one series need not be issued at the same time, and unless otherwise provided, a series of debt securities may be reopened, with the required consent of the holders of outstanding debt securities, for issuance of additional debt securities of that series or to establish additional terms of that series of debt securities (with such additional terms applicable only to unissued or additional debt securities of that series). The form of indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and is subject to any amendments or supplements that we may enter into with the trustee(s). The material terms of the indenture are summarized below and we refer you to the indenture for a detailed description of these material terms. Additional or different provisions that are applicable to a particular series of debt securities will, if material, be described in a prospectus supplement relating to the offering of debt securities of that series. These provisions may include, among other things and to the extent applicable, the following:

•	the title of the debt securities, including, as applicable, whether the debt securities will be issued as senior debt securities, senior subordinated debt securities or subordinated debt securities, any subordination provisions particular to the series of debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	if other than 100% of the aggregate principal amount, the percentage of the aggregate principal amount at which we will sell the debt securities (i.e., original issuance discount);

•	the date or dates, whether fixed or extendable, on which the principal of the debt securities will be payable;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest, if any, the date or dates from which any such interest will accrue, the interest payment dates on which we will pay any such interest, the basis upon which interest will be calculated if other than that of a 360-day year consisting of twelve 30-day months, and, in the case of registered securities, the record dates for the determination of holders to whom interest is payable;

•	the place or places where the principal of and any premium or interest on the debt securities will be payable and where the debt securities may be surrendered for conversion or exchange;

•	whether we may, at our option, redeem the debt securities, and if so, the price or prices at which, the period or periods within which and the terms and conditions upon which, we may redeem the debt securities, in whole or in part, pursuant to any sinking fund or otherwise;

•	if other than 100% of the aggregate principal amount thereof, the portion of the principal amount of the debt securities which will be payable upon declaration of acceleration of the maturity date thereof or provable in bankruptcy, or, if applicable, which is convertible or exchangeable;

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•	any obligation we may have to redeem, purchase or repay the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities, and the price or prices at which, the currency in which and the period or periods within which, and the terms and conditions upon which, the debt securities will be redeemed, purchased or repaid, in whole or in part, pursuant to any such obligation, and any provision for the remarketing of the debt securities;

•	the issuance of debt securities as registered securities or unregistered securities or both, and the rights of the holders of the debt securities to exchange unregistered securities for registered securities, or vice versa, and the circumstances under which any such exchanges, if permitted, may be made;

•	the denominations, which may be in United States Dollars or in any foreign currency, in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities, and if so, the form of the debt securities (or forms thereof if unregistered and registered securities are issuable in that series), including the legends required by law or as we deem necessary or appropriate, the form of any coupons or temporary global security which may be issued and the forms of any other certificates which may be required under the indenture or which we may require in connection with the offering, sale, delivery or exchange of the debt securities;

•	if other than United States Dollars, the currency or currencies in which payments of principal, interest and other amounts payable with respect to the debt securities will be denominated, payable, redeemable or repurchasable, as the case may be;

•	whether the debt securities may be issuable in tranches;

•	the obligations, if any, we may have to permit the conversion or exchange of the debt securities into common stock or other capital stock or property, or a combination thereof, and the terms and conditions upon which such conversion or exchange will be effected (including conversion price or exchange ratio), and any limitations on the ownership or transferability of the securities or property into which the debt securities may be converted or exchanged;

•	if other than the trustee under the indenture, any trustees, authenticating or paying agents, transfer agents or registrars or any other agents with respect to the debt securities;

•	if the debt securities do not bear interest, the applicable dates required under the indenture for furnishing information to the trustee regarding the holders of the debt securities;

•	any deletions from, modifications of or additions to (a) the events of default with respect to the debt securities or (b) the right of the trustee or the holders of the debt securities in connection with events of default;

•	any deletions from, modifications of or additions to the covenants with respect to the debt securities;

•	if the amount of payments of principal of, and make-whole amount, if any, and interest on the debt securities may be determined with reference to an index, the manner in which such amount will be determined;

•	whether the debt securities will be issued in whole or in part in the global form of one or more debt securities and, if so, the depositary for such debt securities, the circumstances under which any such debt security may be exchanged for debt securities registered in the name of, and under which any transfer of debt securities may be registered in the name of, any person other than such depositary or its nominee, and any other provisions regarding such debt securities;

•	whether, under what circumstances and the currency in which, we will pay additional amounts on the debt securities to any holder of the debt securities who is not a United States person in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem such debt securities rather than pay such additional amounts (and the terms of any such option);

•	whether the debt securities will be secured by any collateral and, if so, a general description of the collateral and the terms of any related security, pledge or other agreements;

•	the persons to whom any interest on the debt securities will be payable, if other than the registered holders thereof on the regular record date therefor; and

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•	any other material terms or conditions upon which the debt securities will be issued.

Unless otherwise indicated in the applicable prospectus supplement, we will issue debt securities in fully registered form without coupons and in denominations of $1,000 and in integral multiples of $1,000, and interest will be computed on the basis of a 360-day year of twelve 30-day months. If any interest payment date or the maturity date falls on a day that is not a business day, then the payment will be made on the next business day without additional interest and with the same effect as if it were made on the originally scheduled date. “Business day” means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York, and on which the trustee and commercial banks are open for business in New York, New York.

Unless otherwise indicated in the applicable prospectus supplement, the trustee will act as paying agent and registrar for the debt securities under the indenture. We may act as paying agent under the indenture.

The prospectus supplement will contain a description of material United States federal income tax consequences relating to the debt securities, to the extent applicable.

Covenants

The applicable prospectus supplement will describe any covenants, such as restrictive covenants restricting us or any of our subsidiaries from incurring, issuing, assuming or guarantying any indebtedness or restricting us or any of our subsidiaries from paying dividends or acquiring any of our or its capital stock.

Consolidation, Merger and Transfer of Assets

The indenture permits a consolidation or merger between us and another entity and/or the sale, conveyance or lease by us of all or substantially all of our property and assets, provided that:

•	the resulting or acquiring entity, if other than us, is organized and existing under the laws of a United States jurisdiction and assumes all of our responsibilities and liabilities under the indenture, including the payment of all amounts due on the debt securities and performance of the covenants in the indenture;

•	immediately after the transaction, and giving effect to the transaction, no event of default under the indenture exists; and

•	we have delivered to the trustee an officers’ certificate stating that the transaction and, if a supplemental indenture is required in connection with the transaction, the supplemental indenture comply with the indenture and that all conditions precedent to the transaction contained in the indenture have been satisfied.

If we consolidate or merge with or into any other entity, or sell or lease all or substantially all of our assets in compliance with the terms and conditions of the indenture, the resulting or acquiring entity will be substituted for us in the indenture and the debt securities with the same effect as if it had been an original party to the indenture and the debt securities. As a result, such successor entity may exercise our rights and powers under the indenture and the debt securities, in our name and, except in the case of a lease, we will be released from all our liabilities and obligations under the indenture and under the debt securities.

Notwithstanding the foregoing, we may transfer all of our property and assets to another entity if, immediately after giving effect to the transfer, such entity is our wholly owned subsidiary. The term “wholly owned subsidiary” means any subsidiary in which we and/or our other wholly owned subsidiaries own all of the outstanding capital stock.

Modification and Waiver

Under the indenture, some of our rights and obligations and some of the rights of the holders of the debt securities may be modified or amended with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities affected by the modification or amendment. However, the following modifications and amendments will not be effective against any holder without its consent:

•	a change in the stated maturity date of any payment of principal or interest;

•	a reduction in the principal amount of or interest on any debt securities;

•	an alteration or impairment of any right to convert at the rate or upon the terms provided in the indenture;

•	a change in the currency in which any payment on the debt securities is payable;

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•	an impairment of a holder’s right to sue us for the enforcement of payments due on the debt securities; or

•	a reduction in the percentage of outstanding debt securities required to consent to a modification or amendment of the indenture or required to consent to a waiver of compliance with certain provisions of the indenture or certain defaults under the indenture.

Under the indenture, the holders of not less than a majority in aggregate principal amount of the outstanding debt securities may, on behalf of all holders of the debt securities

•	waive compliance by us with certain restrictive provisions of the indenture; and

•	waive any past default under the indenture in accordance with the applicable provisions of the indenture, except a default in the payment of the principal of or interest on any series of debt securities.

Events of Default

Unless we indicate otherwise in the applicable prospectus supplement, “event of default” under the indenture will mean, with respect to any series of debt securities, any of the following:

•	failure to pay interest on any debt security for 30 days after the payment is due;

•	failure to pay the principal of any debt security when due, either at maturity, upon redemption, by declaration or otherwise;

•	failure on our part to observe or perform any other covenant or agreement in the indenture that applies to the debt securities for 90 days after we have received written notice of the failure to perform in the manner specified in the indenture; and

•	certain events of bankruptcy, insolvency or reorganization.

If an event of default occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of the outstanding debt securities of such series may declare the entire principal of all the debt securities to be due and payable immediately, except that, if the event of default is caused by certain events in bankruptcy, insolvency or reorganization, the entire principal of all of the debt securities of such series will become due and payable immediately without any act on the part of the trustee or holders of the debt securities. If such a declaration occurs, the holders of a majority of the aggregate principal amount of the outstanding debt securities of such series can, subject to conditions, rescind the declaration. In addition, if there is an “event of default” under the indenture, it may trigger an event of default under our credit agreement.

The indenture requires us to furnish to the trustee not less often than annually a certificate from our principal executive officer, principal financial officer or principal accounting officer, as the case may be, as to such officer’s knowledge of our compliance with all conditions and covenants under the indenture. The trustee may withhold notice to the holders of debt securities of any default, except defaults in the payment of principal of or interest on any debt securities if the trustee in good faith determines that the withholding of notice is in the best interests of the holders. For purposes of this paragraph, “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indenture.

The trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders of debt securities, unless the holders offer the trustee satisfactory security or indemnity. If satisfactory security or indemnity is provided, then, subject to other rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities may direct the time, method and place of

•	conducting any proceeding for any remedy available to the trustee; or

•	exercising any trust or power conferred upon the trustee.

•	The holder of a debt security will have the right to begin any proceeding with respect to the indenture or for any remedy only if:

•	the holder has previously given the trustee written notice of a continuing event of default;

•	the holders of not less than a majority in aggregate principal amount of the outstanding debt securities have made a written request of, and offered reasonable indemnity to, the trustee to begin such proceeding;

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•	the trustee has not started such proceeding within 60 days after receiving the request; and

•	no direction inconsistent with such written request has been given to the trustee under the indenture.

However, the holder of any debt security will have an absolute right to receive payment of principal of and interest on the debt security when due and to institute suit to enforce this payment.

Satisfaction and Discharge; Defeasance

Satisfaction and Discharge of Indenture. Unless otherwise indicated in the applicable prospectus supplement, if at any time,

•	we have paid the principal of and interest on all the debt securities of any series, except for debt securities which have been destroyed, lost or stolen and which have been replaced or paid in accordance with the indenture, as and when the same shall have become due and payable, or

•	we have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated, except for debt securities of such series which have been destroyed, lost or stolen and which have been replaced or paid as provided in the indenture, or

•	all the debt securities of such series not theretofore delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and we have deposited with the trustee, in trust, sufficient money or government obligations, or a combination thereof, to pay the principal, any interest and any other sums due on the debt securities, on the dates the payments are due or become due under the indenture and the terms of the debt securities, then the indenture shall cease to be of further effect with respect to the debt securities of such series, except for (a) rights of registration of transfer and exchange, and our right of optional redemption, (b) substitution of mutilated, defaced, destroyed, lost or stolen debt securities, (c) rights of holders to receive payments of principal thereof and interest thereon upon the original stated due dates therefor (but not upon acceleration) and remaining rights of the holders to receive mandatory sinking fund payments, if any, (d) the rights, obligations and immunities of the trustee under the indenture and (e) the rights of the holders of such series of debt securities as beneficiaries thereof with respect to the property so deposited with the trustee payable to all or any of them.

Defeasance and Covenant Defeasance. Unless otherwise indicated in the applicable prospectus supplement, we may elect with respect to any debt securities of any series either:

•	to defease and be discharged from all of our obligations with respect to such debt securities (“defeasance”), with certain exceptions described below; or

•	to be released from our obligations with respect to such debt securities under such covenants as may be specified in the applicable prospectus supplement, and any omission to comply with those obligations will not constitute a default or an event of default with respect to such debt securities (“covenant defeasance”).

We must comply with the following conditions before the defeasance or covenant defeasance can be effected:

•	we must irrevocably deposit with the indenture trustee or other qualifying trustee, under the terms of an irrevocable trust agreement in form and substance satisfactory to the trustee, trust funds in trust solely for the benefit of the holders of such debt securities, sufficient money or government obligations or a combination thereof, to pay the principal, any interest and any other sums on the due dates for those payments; and

•	we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of defeasance or covenant defeasance, as the case may be, to be effected with respect to such debt securities and will be subject to federal income tax on the same amount, in the same manner and at the same times as would be the case if such defeasance or covenant defeasance, as the case may be, had not occurred.

In connection with defeasance, any irrevocable trust agreement contemplated by the indenture must include, among other things, provision for (a) payment of the principal of and interest on such debt securities, if any, appertaining thereto when due (by redemption, sinking fund payments or otherwise), (b) the payment of the expenses of the trustee incurred or to be incurred in connection with carrying out such trust provisions, (c) rights of registration, transfer, substitution and exchange of such debt securities in accordance with the terms stated in the indenture and (d) continuation of the rights, obligations and immunities of the trustee as against the holders of such debt securities as stated in the indenture.

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The accompanying prospectus supplement may further describe any provisions permitting or restricting defeasance or covenant defeasance with respect to the debt securities of a particular series.

Global Securities

Unless otherwise indicated in the applicable prospectus supplement, each debt security offered by this prospectus will be issued in the form of one or more global debt securities representing all or part of that series of debt securities. This means that we will not issue certificates for that series of debt securities to the holders. Instead, a global debt security representing that series will be deposited with, or on behalf of, a securities depositary and registered in the name of the depositary or a nominee of the depositary. Any such depositary must be a clearing agency registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will describe the specific terms of the depositary arrangement with respect to a series of debt securities to be represented by a global security in the applicable prospectus supplement.

Notices

We will give notices to holders of the debt securities by mail at the addresses listed in the security register. In the case of notice in respect of unregistered securities or coupon securities, we may give notice by publication in a newspaper of general circulation in New York, New York.

Governing Law

The indenture and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York, except to the extent the Trust Indenture Act of 1939, as amended, is applicable.

Regarding the Trustee

From time to time, we may maintain deposit accounts and conduct other banking transactions with the trustee to be appointed under the indenture or its affiliates in the ordinary course of business.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of shares of common stock and warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•	The terms of the units and of any of the common stock and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

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PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities separately or together:

•	directly to investors, including through a specific bidding, auction, or other process;

•	to investors through agents;

•	directly to agents;

•	to or through brokers or dealers;

•	to the public through underwriting syndicates led by one or more managing underwriters;

•	in privately negotiated transactions;

•	to one or more underwriters acting alone for resale to investors or to the public;

•	in a registered direct offering; and

•	through a combination of any such methods of sale.

Our common stock may be issued upon conversion of debt securities. Securities may also be issued upon exercise of warrants or rights and division of units and we reserve the right to sell securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

If we sell securities to a dealer acting as principal, the dealer may resell such securities at varying prices to be determined by such dealer in its discretion at the time of resale without consulting with us and such resale prices may not be disclosed in the applicable prospectus supplement.

Any underwritten offering may be on a best efforts or a firm commitment basis. We may also offer securities through subscription rights distributed to our stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Any of the prices may represent a discount from the then prevailing market prices.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

We may solicit directly offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any agent involved in the offer or sale of the securities.

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If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale and we will provide the name of any underwriter in the prospectus supplement that the underwriter will use to make resales of the securities to the public. Any underwritten offering may be on a best efforts or firm commitment basis. In connection with the sale of the securities, we or the purchasers of the securities for whom the underwriter may act as agent may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

We, our underwriters, dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, dealer or agent, place orders online or through their financial advisors.

We will provide in the applicable prospectus supplement (i) the identity of any underwriter, dealer or agent, (ii) any compensation we will pay to underwriters, dealers or agents in connection with the offering of the securities, (iii) any discounts, concessions or commissions allowed by underwriters to participating dealers, (iv) the amounts underwritten; and (v) the nature of the underwriter’s or underwriters’ obligation to take the securities. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

Unless otherwise specified in the related prospectus supplement, each series of securities will be a new issue with no established trading market, other than shares of common stock, which are listed on the NYSE MTK. Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NYSE MTK, subject to applicable notices. We may elect to list any series of warrants, rights, debt securities, units or depositary shares on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of, or the trading market for, any offered securities.

To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

We do not make any representation or prediction as to the direction or magnitude of any effect that the transactions described above might have on the price of the securities. In addition, we do not make any representation that underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the parties may sell securities covered by this prospectus and the applicable prospectus supplement, including short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. If the third party is or may be deemed to be an underwriter under the Securities Act, it will be identified in the applicable prospectus supplement. In addition, we may otherwise loan or securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

To comply with applicable state securities laws, the securities offered by this prospectus will be sold, if necessary, in such jurisdictions only through registered or licensed brokers or dealers. In addition, securities may not be sold in some states unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

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The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business.

LEGAL MATTERS

Certain legal matters with respect to United States and New York law relating to the validity of certain of the offered securities will be passed upon for us by DLA Piper LLP (US), New York, New York. Certain legal matters with respect to Nevada law relating to the validity of certain of the offered securities will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements as of December 31, 2012, and 2013 and for each of the two years in the period ended December 31, 2013 incorporated by reference in this prospectus have been so incorporated in reliance on the reports of BDO China Shu Lun Pan Certified Public Accountants LLP, an independent registered public accounting firm, also incorporated herein by reference, and given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, along with other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC to register the securities offered hereby under the Securities Act of 1933, as amended. This prospectus does not contain all of the information included in the registration statement, including certain exhibits and schedules. You may obtain the registration statement and exhibits to the registration statement from the SEC at the address listed above or from the SEC’s internet site.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The following documents were filed with the SEC pursuant to the Exchange Act and are incorporated by reference and made a part of this prospectus:

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed with the SEC on March 25, 2014;

•	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2014, filed with the SEC on May 15, 2014;

•	Our Current Reports on Form 8-K filed with the SEC on March 6, 2014 and March 5, 2014; and

•	The description of our Common Stock contained in our Registration Statement on Form 8-A filed May 10, 2007 (File No. 000-52639), including any amendment or report filed for the purpose of updating such description.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date of the initial filing of the registration statement that contains this prospectus and prior to the effectiveness of such registration statement and after the date of this prospectus until the sale of all of the securities covered by this prospectus shall also be deemed to be incorporated herein by reference (other than any portions of any such documents that are not deemed “filed” under the Exchange Act in accordance with the Exchange Act and applicable SEC rules) and will automatically update information in this prospectus.

Any statement contained herein or made in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein, or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person to whom this prospectus is delivered, upon oral or written request, a copy of any or all of the foregoing documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Written or telephone requests should be directed to: Orient Paper, Inc., Science Park, Juli Road, Xushui County, Baoding City, Hebei Province, People’s Republic of China 072550. Our telephone number is 011- (86) 312-8698215.

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PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses payable by the Registrant in connection with the issuance and distribution of the securities registered under this Registration Statement, other than underwriting commissions and discounts, all of which are estimated except for the SEC registration fee.

Item	Amount
SEC registration fee		$1,288
Printing expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Miscellaneous expenses		*
Total	$	*

* Since an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Under Sections 78.7502 and 78.751 of the Nevada Revised Statutes, the registrant has broad powers to indemnify and insure its directors and officers against liabilities they may incur in their capacities as such. The registrant’s articles of incorporation, as amended, implement the indemnification and insurance provisions permitted by Chapter 78 of the Nevada Revised Statutes by providing that:

•	The registrant shall indemnify all its directors and officers to the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection therewith.

•	The expenses of directors and officers incurred in defending a civil or criminal action, suit, or proceeding may be paid by the registrant as they are incurred and in advance of the final disposition of the foregoing actions, if such person undertakes to repay the amount if it is ultimately determined by a court that he or she is not entitled to be indemnified by the registrant.

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant’s directors and officers for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 16. Exhibits.

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.*
2.1	Agreement and Plan of Merger, dated October 29, 2007, by and among Carlateral, Inc., CARZ Merger Sub, Inc., Dongfang Zhiye Holding Limited, and the shareholders of Dongfang Zhiye Holding Limited (incorporated by reference from Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 2, 2007).
3.1	Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 4, 2006).
3.2	Certificate of Amendment to Articles of Incorporation of the Company (incorporated by reference from Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 28, 2007).
3.3	By-laws of the Company (incorporated by reference from Exhibit 3.2 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 4, 2006).
4.1	Specimen of Common Stock certificate (incorporated by reference from Exhibit 4.1 to the Company’s Registration Statement on Form SB-2 filed with the Securities and Exchange Commission on August 4, 2006).
4.2	Form of Warrant Agreement (including form of Warrant Certificate).*
4.3	Form of Indenture.
4.4	Form of Note.*
4.5	Form of Unit Agreement (including form of Unit Certificate).*
5.1	Opinion of Brownstein Hyatt Farber Schreck, LLP.
5.2	Opinion of DLA Piper LLP (US).
23.1	Consent of BDO China Shu Lun Pan Certified Public Accountants LLP.
23.2	Consent of Brownstein Hyatt Farber Schreck, LLP (contained in Exhibit 5.1).
23.3	Consent of DLA Piper LLP (US) (contained in Exhibit 5.2).
24.1	Power of Attorney (included on signature page).
25.1	Form T-1 Statement of Eligibility of Trustee under the Trust Indenture Act of 1939

* To be filed by amendment or by a Current Report on Form 8-K and incorporated by reference herein.

** To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

Item 17. Undertakings

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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(d)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Baoding City, Hebei Province, People’s Republic of China, on May 20, 2014.

Orient Paper, Inc.

By:	/s/ Zhenyong Liu
Zhenyong Liu
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Zhenyong Liu, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign (1) any and all amendments to this Form S-3 (including post-effective amendments) and (2) any registration statement or post-effective amendment thereto to be filed with the Securities and Exchange Commission pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Zhenyong Liu	Chairman and Chief Executive Officer	May 20, 2014
Zhenyong Liu	(Principal Executive Officer)

/s/ Winston C. Yen	Chief Financial Officer	May 20, 2014
Winston C. Yen	(Principal Financial Officer and Principal Accounting Officer)

/s/ Drew Bernstein	Director	May 20, 2014
Drew Bernstein

/s/ Wenbing Christopher Wang	Director	May 20, 2014
Wenbing Christopher Wang

/s/ Fuzeng Liu	Director	May 20, 2014
Fuzeng Liu